Exhibit 10.31

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement, dated as of May 3, 2012 (the “Agreement”), is entered into by and among Regado Biosciences, Inc., a Delaware corporation (the “Company”), and the purchasers listed on the Schedule of Purchasers attached to this Agreement as Exhibit A (each a “Purchaser”).

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Sale of Notes.

(a) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, an unsecured convertible promissory note in the form attached hereto as Exhibit B (each a “Note” and collectively, the “Notes” which term shall also include any Notes delivered in exchange or replacement thereof) in the principal amount set forth beside such Purchaser’s name on Exhibit A in the Closing column. The Company has authorized the issuance and sale of Notes up to the aggregate principal amount of $13,561,080. The initial closing of the purchase and sale of the Notes being purchased by the Purchasers hereunder (the “Initial Closing”) will take place remotely at 10:00 AM on May 3, 2012, or at such other date, time and place as the Company and the Purchasers mutually agree via exchange of documents and signatures (the “Initial Closing Date”). At the Initial Closing, each Purchaser severally will deliver to the Company payment in full for the Note in the amount set forth beside such Purchaser’s name on Exhibit A in the Initial Closing column. Each Note shall automatically be converted into shares of Equity Securities (as defined below) as provided in such Note upon the closing of the Company’s sale of Equity Securities to investors in a financing transaction with aggregate proceeds to the Company of not less than $20,000,000, excluding the conversion of the Notes (a “Qualified Equity Financing”). Additional conversion provisions are set forth in the Notes.

For purposes of this Agreement, the term “Equity Securities” shall mean shares of the Company’s preferred stock sold after the date hereof. The Notes and Equity Securities shall hereinafter referred to as the “Securities.” In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b) After the Initial Closing, the Company may sell, issue and deliver additional Notes on the same terms and conditions as set forth in Section 1(a) above, to other investors (the “Additional Purchasers”) (each an “Additional Closing”). At such Additional Closing(s), if any, Exhibit A to this Agreement will be updated to include the name of each Additional Purchaser purchasing Notes at any Additional Closing and the amount of Notes such Additional Purchaser is purchasing and become a part of this Agreement. Any Additional Purchaser will become a party to this Agreement by executing a counterpart signature page to this Agreement and will, as of the date of an Additional Closing, be treated for all purposes as a Purchaser under the terms of this Agreement and the Notes acquired by such Additional Purchaser will be deemed to be sold under this Agreement. The Additional Closing(s), if any, must occur within ninety (90) days of the Initial Closing. No Purchaser has any preemptive rights, rights of first refusal or other similar rights with respect to any Notes issued or sold pursuant to any Additional Closing.

(c) At the Initial Closing and each Additional Closing, each Purchaser will deliver to the Company payment in full for the Note in the amount equal to the principal amount set forth opposite such Purchaser’s name on Exhibit A, which such Purchaser severally agrees to purchase at the Initial Closing or the Additional Closing, as the case may be, by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing. At the Initial Closing or the Additional Closing, as the case may be, the Company will deliver to each Purchaser a duly executed Note in the principal amount set forth opposite such Purchaser’s name on Exhibit A.

2. Representations of the Company. The Company hereby represents and warrants to each Purchaser as follows, which representations and warranties are made as of the Initial Closing:

2.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

2.2 Issuance of Notes and Shares. To the extent that the Notes are convertible into Equity Securities, the Company shall, prior to the conversion of the Notes and for issuance and delivery upon the conversion of the Notes, reserve from its authorized but unissued shares of its capital stock, such number of shares of Equity Securities (and shares of its Common Stock for issuance upon conversion of such Equity Securities), and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient authorized numbers of shares of Equity Securities issuable upon conversion of the Notes (and shares of its Common Stock for issuance upon conversion of such Equity Securities).

2.3 Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and the Notes, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. Each of this Agreement and the Notes have been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms. The execution and performance of the transactions contemplated by this Agreement and the Notes, and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or By-Laws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company. The issuance of the Notes is not, and the subsequent conversion/exercise of the Notes into Note Shares will not be, subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3. Representations of the Purchasers. Each Purchaser severally, but not jointly, represents and warrants to the Company as follows solely with respect to such Purchaser, which representations and warranties are made as of the date of the Closing at which such Purchaser is purchasing the Notes:

3.1 Investment. The Purchaser is acquiring the Note and the Note Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

3.2 Experience. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information which he or it has requested and have answered to the Purchaser’s satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of his or its investment in the Company and is able financially to bear the risks thereof.

3.3 Accredited Investor. The Purchaser is an “Accredited Investor” within the definition set forth in Rule 501(a) issued pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

3.4 No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.5 Exemption; Restricted Securities. The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws, on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act and under applicable state securities laws and that the Company’s reliance on such exemptions is predicated in part upon the Purchaser’s representations and warranties set forth herein. The Purchaser understands that in the absence of an effective registration statement covering the Securities, or an exemption therefrom under the Securities Act and all applicable state securities laws, such securities must be held indefinitely.

3.6 Authority for Agreement. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms and all necessary corporate action have hereby been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms. The execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Purchaser will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under its organizational documents, or any indenture, lease, agreement or other instrument to which the Purchaser is a party or by which he or it or any of his or its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Purchaser.

3.7 Disclosure of Information. The Purchaser has had an opportunity to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management. The foregoing, however, does not limit or modify the representations or warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

4. Covenants of the Company.

4.1 Material Changes and Litigation. The Company will promptly notify the Purchaser of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company’s knowledge, threatened against the Company, or any officer, director, key employee or principal stockholder of the Company materially adversely affecting or which, if adversely determined, could materially adversely affect its business, prospects, assets or condition, financial or otherwise.

4.2 Reservation of Capital Stock. In accordance with Section 2.2 of this Agreement, the Company shall reserve and maintain a sufficient number of shares of capital stock for issuance upon conversion of the Notes.

4.3 Termination of Covenants. The covenants of the Company contained in this Article 4 will terminate, and be of no further force or effect, upon the earlier of (a) an “Equity Financing” (as defined in the Note), (b) a “Change in Control” (as defined in the Note) or “Liquidation (as defined in the Note), (c) the repayment in full by the Company of all principal outstanding under the Notes and all accrued but unpaid interest thereof, or (d) the effective date of a registration statement filed by the Company under the Securities Act covering the Company’s first public offering of common stock, resulting in gross proceeds to the Company of at least $50,000,000.

5. Transfer of Shares.

5.1 Restricted Stock. “Restricted Stock” means the Securities and any other shares of capital stock of the Company issued in respect of the Securities (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events) and any shares of capital stock issued upon conversion of such shares; provided, however, that shares of preferred stock (or any shares of common stock into which such shares of preferred stock may be converted or exercised) which are Restricted Stock will cease to be Restricted Stock (i) upon any sale pursuant to an effective registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (ii) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

5.2 Requirements for Transfer. The Restricted Stock may only be sold or transferred in compliance with an effective registration statement covering the Securities, or pursuant to an exemption under the Securities Act and all applicable state securities laws.

5.3 Legend. Each certificate representing Restricted Stock will bear a legend substantially in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act and any applicable state securities laws or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

5.4 Rule 144A Information. The Company agrees, upon the request of the Purchaser, to make available to the Purchaser and to any prospective transferee of any Restricted Stock of the Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

6. Miscellaneous.

6.1 Survival of Representations and Warranties. Unless otherwise set forth in this Agreement, the representations, warranties and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until the second anniversary of the date of the Initial Closing.

6.2 Subordination. The Notes and the indebtedness, rights and obligations evidenced thereby and any liens or other security interests securing such rights and obligations are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”), dated as of May 3, 2012, by and among the Subordinated Lender identified therein and MidCap Financial SBIC, LP, in its capacity as agent for certain lenders (together with its successors and assigns, “Agent”), to certain indebtedness, rights and obligations of the Company to Agent and Lenders (as defined therein) and all liens and security interests of Agent securing the same all as described in the Subordination Agreement, and each Purchaser and transferee of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

6.3 Expenses. All reasonable costs and expenses, including fees and disbursements of one counsel for Purchasers, incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the closing of the transactions contemplated hereby, shall be paid by the Company.

6.4 Notices. All notices, requests, consents, and other communications under this Agreement will be in writing and will be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid, or sent by confirmed facsimile or transmission by electronic mail or by nationally recognized overnight courier (i) in the case of the Purchasers, as provided on the signature page attached hereto; and (ii) in the case of the Company, as provided on the signature page attached hereto, with a copy to Lowenstein Sandler PC, 65 Livingston Ave., Roseland, NJ 07068, Attention: Michael Lerner. Notices provided in accordance with this Section 6.4 will be deemed delivered upon personal delivery or three (3) business days after deposit in the mail or the next succeeding business day when sent by confirmed facsimile, electronic transmission or nationally recognized overnight courier.

6.5 Brokers. Each of the Company and the Purchasers (i) represents and warrants to the other parties hereto that he or it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

6.6 Entire Agreement; Counterparts. This Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. This Agreement may be executed in one or more counterparts, each of which will constitute the Agreement.

6.7 Confidentiality. Each Purchaser hereto agrees that, except with the prior written permission of the Company, it shall at all times hold in confidence and trust and not use or disclose any confidential information of the Company provided to or learned by such Purchaser in connection with the Purchaser’s rights under the Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.7 by such Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company. Notwithstanding the foregoing, each Purchaser may disclose any confidential information of the Company provided to or learned by such Purchaser in connection with such rights to the minimum extent necessary (i) to accountants, accountants, consultants, and other professionals to the extent necessary to obtain their services in order to evaluate or monitor such Purchaser’s investment in the Company; (ii) as required by any court or other governmental body, provided that such Purchaser provides the Company with prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (iii) to legal counsel of such Purchaser; (iv) in connection with the enforcement of this Agreement or rights under this Agreement; (v) to comply with applicable law or (vi) to any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of such Purchaser in the ordinary course of business, provided that such Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information. The provisions of this Section 6.7 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

6.8 Future Agreements. Each of the Purchasers herby agree that, in connection with the issuance of the Equity Securities upon conversion of the Notes, if requested by the Company, such Purchaser shall execute any stock purchase agreement, investors rights agreement, right of first refusal and co-sale agreement, voting agreement or other stockholders agreement as may be entered into by the investors in connection with a Qualified Equity Financing.

6.9 Anti-dilution of Optionholders; Conversion of Notes. Immediately prior to the conversion of the Notes (the “Note Conversion”), the Purchasers, who also hold shares of capital stock of the Company, hereby agree to vote their shares and to take all other actions appropriate or necessary to (x) prevent the Note Conversion from causing dilution of the outstanding optionholders, including voting to approve (i) an amendment to the 2004 Equity Compensation Plan, as amended (the “Plan”), to increase the aggregate number of shares of Common Stock authorized for issuance under the Plan in an amount necessary to prevent the dilution of the outstanding optionholders in connection with the Note Conversion, and (ii) a charter amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock in connection with the increase in number of shares reserved for issuance under the Plan; and (y) approve an amendment to the Company’s certificate of incorporation to provide a sufficient number of shares of Equity Securities in connection with the conversion of the Notes.

6.10 Amendments; Waivers. Any provision of this Agreement (and the Notes issued pursuant to the terms and conditions of this Agreement) may only be amended or waived by an instrument in writing executed by the Company and Purchasers holding at least a majority of the aggregate principal amount of the Notes sold hereunder; provided however, that such amendment or waiver shall thereafter apply to this Agreement and all outstanding Notes.

6.11 Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

6.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.13 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without respect to the principles of the choice of law or the conflict of laws.

6.14 Binding Effect; Assignment. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective heirs, successors and assigns.

6.15 Non-Waiver. The failure of any party to this Agreement to enforce or exercise any right or remedy provided in this Agreement or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Agreement by any party hereto, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY: REGADO BIOSCIENCES, INC.

/s/ David J. Mazzo
Name: David J. Mazzo, Ph.D
Title: President and CEO

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASERS: DOMAIN PARTNERS VI, L.P. By: One Palmer Square Associates VI, L.L.C. Its General Partner

By:	/s/ Kathleen Schoemaker
Name:	Kathleen Schoemaker
Title:	Managing Member

Address:	One Palmer Square Princeton, NJ 08542
Telephone:	(609) 683-5656
Fax:	(609) 683-9789
Email:	schoemaker@domainvc.com

QUAKER BIOVENTURES, L.P. By: Quaker Bioventures Capital, L.P. Its General Partner By: Quaker Bioventures Capital, LLC Its General Partner

By:	/s/ Sherrill Neff

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASERS:

AURORA VENTURES V, L.P. By: A.V. Management V, L.L.C. Its Managing Member

By:	/s/ B. Jefferson Clark
Name:	B. Jefferson Clark
Title:	Manager

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASERS:

CAXTON ADVANTAGE LIFE SCIENCES FUND, L.P. By: Caxton Advantage Venture Partners, L.P. Its General Partner By: Advantage Life Sciences Partners, LLC Its Managing General Partner

By:	/s/ Eric Roberts
Name:	Eric Roberts
Title:	Member

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASERS: BIODISCOVERY 3 FCPR By: Edmond de Rothschild Investment Partners its management company

By:	/s/ Raphael Wisniewski
Name:	Raphael Wisniewski
Title:	Directeur Associé

/s/ Robert Kierlin
Robert Kierlin, Individually

EXHIBIT A

TO

CONVERTIBLE NOTE PURCHASE AGREEMENT

Schedule of Purchasers

Name and Address of Purchaser	Initial Closing May 3, 2012
Domain Partners VI, L.P.	$1,780,469
Quaker Bioventures, L.P.	$375,000
Robert Kierlin	$2,800,071
Aurora Ventures V, L.P.	$375,000
Caxton Advantage Life Sciences Fund, L.P.	$200,000
BioDiscovery 3 FCPR	$1,250,000

TOTAL	$6,780,540